UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 29, 2005

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California (Address of Principal Executive Offices)		92610
		(Zip Code)

(949) 583-9029

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2005, The Wet Seal, Inc. (the “Company”) announced that it had entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the investors that participated in its January 2005 financing and certain other investors (collectively, the “Investors”).

At the closing, the Company will issue to the Investors 24,600 shares of its Series C Preferred Stock (the “Preferred Stock”) for an aggregate purchase price of $24,600,000. The Preferred Stock will be convertible into 8,200,000 shares of the Company’s Class A common stock, reflecting an initial $3.00 per share conversion price. The Preferred Stock will not be entitled to any special dividend payments or mandatory redemption or voting rights. The Preferred Stock will have customary weighted-average anti-dilution protection for future stock issuances below the applicable per share conversion price.

The Company will also issue to the Investors new warrants (the “Warrants”) to purchase up to 7,500,000 shares of Class A common stock. The Warrants will be exercisable beginning six months following the closing and will be exercisable for up to five years from the date they become exercisable. The Warrants will have an initial exercise price equal to $3.68, reflecting the closing bid price of the Class A common stock on April 28, 2005. The Warrants will have customary anti-dilution protection for stock splits and similar corporate events.

Each Investor will be prohibited from converting any Preferred Stock or exercising any Warrants if as a result it, together with its affiliates, would own beneficially at any time more than 9.99% of the then total outstanding Class A common stock.

In addition, on the closing date certain of the Investors will exercise a portion of their existing warrants which will result in the issuance of 3,359,997 shares of Class A common stock for an aggregate exercise price of approximately $6,410,000.

Those Investors who are lenders under the Company’s outstanding bridge financing facility have agreed to retire the facility through the application of the outstanding principal and interest owed thereunder, which is approximately $12.0 million, as partial consideration for the acquisition of the Preferred Stock and the Warrants. The remainder of the proceeds, which after transaction fees are approximately $18.0 million, will be used for general working capital purposes.

Under the terms of Securities Purchase Agreement, the investors in the January 2005 Financing have agreed to extend the deadline for the filing of a registration statement with the Securities and Exchange Commission (the “SEC”) that registers the securities issued in that transaction as well as the Class A common stock that are issuable or exercisable thereunder. The Company will now be required to file a registration statement with the SEC that includes both the securities having registration rights pursuant to the January 2005 Financing and the shares of Class A common stock issuable upon conversion or exercise of the Preferred Stock and the Warrants, as the case may be. The new registration statement must be filed no later than ten business days following the earlier of the closing date of the financing contemplated by the Securities Purchase Agreement or May 3, 2005.

The Investors have agreed to waive all conditions to closing, other than the delivery of the securities against the payment of the purchase price. The Company intends to close the financing with the Investors on or before May 3, 2005.

A copy of the Securities Purchase Agreement is filed herewith as Exhibit 10.1. In addition, copies of the Registration Rights Agreement, Certificate of Designations, Preferences and Rights of Series C Preferred Stock, a form of the Series E Warrant, Third Amendment to Amended and Restated Credit Agreement, Second Amendment to Credit Agreement, Subordination Agreement, Second Amendment to Intercreditor and Lien Subordination Agreement and Amendment No. 1 to Amended and Restated

Subordination Agreement are filed herewith as Exhibits 10.2 through 10.10. The Company’s transactions with the Investors are described in the press release issued by the Company on April 29, 2004, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On April 29, 2005, the Company also announced its operating results for its fiscal year 2004 fourth quarter and its fiscal year ended January 29, 2005.

The Company’s results are described further in the press release issued by the Company on April 29, 2004, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference. Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.02. Unregistered Sales of Equity Securities.

The Company has agreed to issue to the Investors at the time of the closing of the financing transaction 24,600 shares of Preferred Stock, initially convertible into 8,200,000 shares of Common Stock, and Warrants to acquire initially up to 7,500,000 shares of Common Stock. The Company has also agreed to register the Preferred Stock, the Warrants and the shares of Common Stock issuable upon conversion and exercise of the Preferred Stock and the Warrants, as the case may be, pursuant to the terms of the Registration Rights Agreement among the Company and the Investors. The Company intends to complete this offer and sale based upon the exemptions provided under Regulation D of the General Rules and Regulations under the Securities Act of 1933, as amended. The information contained in Item 1.01 is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

10.1	Securities Purchase Agreement entered into by and among the Company and the Investors
10.2	Registration Rights Agreement entered into by and among the Company and the Investors

10.3	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company

10.4	Form of Series E Warrant to be issued by the Company

10.5	Waiver and Consent entered into by and among the Company and the Investors

10.6	Third Amendment to Amended and Restated Credit Agreement entered into by and among the Company, certain subsidiaries of the Company and the Company’s senior lenders

10.7	Second Amendment to Credit Agreement entered into by and among the Company, certain subsidiaries of the Company and certain of the Investors

10.8	Subordination Agreement entered into by and among the Company, the Investors and Fleet Retail Group, Inc., as agent for the senior lenders

10.9	Second Amendment to Intercreditor and Lien Subordination Agreement entered into by and among the Company, certain subsidiaries of the Company, certain of the Investors and certain of the Company’s senior lenders

10.10	Amendment No. 1 to Amended and Restated Subordination Agreement entered into by and among the Company, certain of the Company’s senior lenders, The Bank of New York and the Investors

99.1	Press release, dated April 29, 2005, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: May 2, 2005	By:	/s/ Douglas C. Felderman
	Name:	Douglas C. Felderman
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Securities Purchase Agreement entered into by and among the Company and the Investors

10.2	Registration Rights Agreement entered into by and among the Company and the Investors

10.3	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company

10.4	Form of Series E Warrant to be issued by the Company

10.5	Waiver and Consent entered into by and among the Company and the Investors

10.6	Third Amendment to Amended and Restated Credit Agreement entered into by and among the Company, certain subsidiaries of the Company and the Company’s senior lenders

10.7	Second Amendment to Credit Agreement entered into by and among the Company, certain subsidiaries of the Company and certain of the Investors

10.8	Subordination Agreement entered into by and among the Company, the Investors and Fleet Retail Group, Inc., as agent for the senior lenders

10.9	Second Amendment to Intercreditor and Lien Subordination Agreement entered into by and among the Company, certain subsidiaries of the Company, certain of the Investors and certain of the Company’s senior lenders

10.10	Amendment No. 1 to Amended and Restated Subordination Agreement entered into by and among the Company, certain of the Company’s senior lenders, The Bank of New York and the Investors

99.1	Press release, dated April 29, 2005, issued by the Company